UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2026

SOLUNA HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-40261	14-1462255
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 Washington Avenue Extension
Albany, New York	12205
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (516) 216-9257

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	SLNH	The Nasdaq Stock Market LLC
9.0% Series A Cumulative Perpetual Preferred Stock, par value $0.001 per share	SLNHP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

Briscoe Wind Farm Acquisition

On April 1, 2026, Soluna DV Wind SponsorCo, LLC (the “Tranche C Borrower”), a wholly owned indirect subsidiary of Soluna Holdings, Inc. (the “Company”), entered into a Membership Interest Purchase Agreement (the “MIPA”) with Briscoe Wind Project Holdings I, LLC, JPM Capital Corporation, and Morgan Stanley Wind LLC (collectively, the “Sellers”), pursuant to which the Tranche C Borrower acquired one hundred percent (100%) of the issued and outstanding equity interests in Briscoe Wind Farm, LLC, a Delaware limited liability company (the “Briscoe Project Company”), from the Sellers. The Briscoe Project Company owns an approximately 149.85 MW nameplate capacity wind generation project located in Briscoe and Floyd counties, Texas (the “Briscoe Project”). The closing of the acquisition (the “Briscoe Project Acquisition”) occurred simultaneously with the execution of the MIPA on April 1, 2026.

The aggregate closing payment under the MIPA was approximately $53,000,000. In connection with the closing, the Sellers’ existing credit facility and subordinated notes encumbering the Briscoe Project Company were repaid in full and all related liens were released. The MIPA contains customary representations and warranties of the Sellers regarding the Sellers and the Briscoe Project Company, and the Tranche C Borrower obtained a buyer-side representations and warranties insurance policy in connection with the transaction.

Additional Information

The foregoing summary of the MIPA does not purport to be complete and is qualified in its entirety by reference to the full text of the MIPA, by and among the parties named therein, a copy of which is attached hereto as Exhibit 10.1, and is incorporated in its entirety herein by reference.

Credit and Guaranty Agreement and Consent and Amendment No. 1

As previously disclosed, on September 12, 2025, the Company caused its subsidiaries Soluna DVSL ComputeCo, LLC (“Dorothy 1A Borrower”), Soluna DVSL II ComputeCo, LLC (“Dorothy 2 Borrower”), and Soluna KK I ComputeCo, LLC (collectively with Dorothy 1A Borrower and Dorothy 2 Borrower, the “Existing Borrowers”) to enter into a Credit and Guaranty Agreement (the “Credit Agreement”) with Generate Lending, LLC, as administrative agent and collateral agent (the “Agent”), and Generate Strategic Credit Master Fund I-A, L.P. (the “Lender”). The Credit Agreement provides for senior secured term loan commitments in an aggregate principal amount of up to $35.5 million, comprised of (i) Tranche A-1 ($5.5 million), (ii) Tranche A-3 ($11.5 million), and (iii) Tranche B ($18.5 million). In addition, the Credit Agreement permits the Existing Borrowers to request one or more Additional Tranche Loan Commitments (as defined in the Credit Agreement), in the aggregate amount of up to $64.5 million, subject to the approval of the Lender and the Agent, for project-level financing of eligible projects.

On April 1, 2026, in connection with the Briscoe Project Acquisition, the Company caused the Existing Borrowers and the Tranche C Borrower (collectively, the “Borrowers”) to enter into Consent and Amendment No. 1 to the Credit Agreement and Amendment No. 1 to the Pledge Agreement (the “Amendment”, and the Credit Agreement, as amended by the Amendment, the “Amended Credit Agreement”) with the Agent and the Lender. The Amendment became effective on April 1, 2026 (the “First Amendment Effective Date”).

Under the Amended Credit Agreement: (i) Tranche A-1 and Tranche A-3 loan commitments finance the Dorothy 1A Project and the Dorothy 2 Project, respectively; and (ii) Tranche B loan commitments finance the development and construction of the Kati Project.

Among other changes, the Amendment: (i) adds the Tranche C Borrower as a new borrower and guarantor; (ii) establishes Tranche C loan commitments of $12,500,000 to finance the Briscoe Project Acquisition; (iii) adds the Briscoe Project Company as a guarantor following the acquisition; and (iv) includes the Briscoe Project as a new project under the Amended Credit Agreement.

The Tranche C loans bear interest at a variable rate based on either ABR or Term SOFR, with margins of 8.0% per annum for SOFR loans and 7.0% per annum for ABR loans. They are also subject to scheduled amortization and mandatory cash sweep prepayments. In connection with the Amendment, the Company issued warrants to purchase shares of common stock to the Holder (as defined below) on the First Amendment Effective Date.

Use of Proceeds and Security

Proceeds of the Tranche A loans and Tranche B loans are used to finance, refinance, develop and construct the Company’s Dorothy 1A, Dorothy 2 and Kati data center projects, fund a debt service reserve account, and pay fees and expenses. Proceeds of the Tranche C loans were used to reimburse the Tranche C Borrower’s parent for funding the Briscoe Project Acquisition, to pay fees and expenses in connection with the transactions, and to fund the debt service reserve account for the Tranche C Borrower. Loans bear interest at a variable rate based on either ABR or Term SOFR, as set forth in the Amended Credit Agreement. The applicable interest rate for SOFR loans is equal to Term SOFR plus a margin of 10.0% per annum for Tranche A and Tranche B loans and 8.0% per annum for Tranche C loans, and for ABR loans is equal to the ABR plus a margin of 9.0% per annum for Tranche A and Tranche B loans and 7.0% per annum for Tranche C loans. The Amended Credit Agreement provides for a SOFR rate floor of 3.50% per annum. The Borrowers are required to pay a commitment fee of 1.00% per annum on undrawn amounts of the Tranche B loan commitments and any Additional Tranche Loan Commitments. During the continuance of an event of default, a default rate applies equal to the otherwise applicable rate plus 2.0% per annum. Loans are subject to scheduled amortization, fees and prepayment premiums. The obligations are guaranteed by certain Company subsidiaries and secured by first-priority liens on substantially all assets of the Borrowers and guarantors, including pledges of equity interests, security interests in deposit and other collateral accounts (subject to control agreements), and mortgages/deeds of trust on the relevant project sites, including the Briscoe Project site.

Key Terms and Covenants

The Amended Credit Agreement contains customary representations and warranties, affirmative and negative covenants, and events of default for financings of this type. Events of default under the Amended Credit Agreement include, among other things, non-payment of principal, interest or fees, inaccuracy of representations and warranties, breach of covenants, cross-default to certain material indebtedness, bankruptcy and insolvency, loss of regulatory status with respect to the Briscoe Project, and change of control. Upon the occurrence and during the continuance of an event of default, the lenders may declare all outstanding principal and accrued but unpaid interest under the Amended Credit Agreement immediately due and payable and may exercise the other rights and remedies provided under the Amended Credit Agreement and related loan documents. Negative covenants in the Amended Credit Agreement include, among other things, restrictions on the Borrowers and guarantors with respect to incurring additional indebtedness, creating liens on assets, selling assets or making fundamental changes, making restricted payments, entering into affiliate transactions, and using loan proceeds for unauthorized purposes. The Amended Credit Agreement also restricts investments, capital expenditures, and speculative transactions, and requires that all deposit and securities accounts be subject to control agreements. Financial covenants require (i) a minimum trailing Debt Service Coverage Ratio of 1.60:1.00 (which, solely with respect to the Briscoe Project and the Tranche C Borrower, does not apply until the first quarterly date occurring after June 30, 2026) and (ii) a minimum Forward Contracted Debt Service Coverage Ratio of 1.20:1.00 (which does not apply with respect to the Tranche A loans or Tranche B loans for the quarterly date of March 31, 2026 and does not apply to the Briscoe Project), in each case as further described in the Amended Credit Agreement. The facility also includes customary mandatory prepayment provisions, including cash sweep prepayments applicable to each tranche.

Additional Information

The foregoing summary of the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Credit Agreement, by and among the parties named therein, a copy of which is attached hereto as Exhibit 10.2, and is incorporated in its entirety herein by reference.

Private Placement

Pursuant to the Amended Credit Agreement, the Company issued to Generate Strategic Credit Master Fund I-B, L.P., an affiliate of the Lender and the Agent (the “Holder”), in a private placement (the “Private Placement”): (i) a pre-funded warrant (the “Pre-Funded Warrant”) to purchase up to 700,000 shares of common stock of the Company, par value $0.001 per share (the “Common Stock”); (ii) a common warrant to purchase up to 1,350,000 shares of Common Stock (the “Common Warrant 1”); and (iii) a common warrant to purchase up to 650,000 shares of Common Stock (the “Common Warrant 2” and, together with the Common Warrant 1, the “Common Warrants” and, collectively, the “Warrants”).

The Warrants issued to the Holder in the Private Placement were issued and sold without registration under the Securities Act of 1933, as amended (the “Securities Act”), or state securities laws in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act promulgated thereunder and in reliance on similar exemptions under applicable state laws.

Pre-Funded Warrant

The Pre-Funded Warrant is exercisable immediately and expires on the five-year anniversary of the date of issuance. The Pre-Funded Warrant is exercisable at an exercise price of $0.0001 per share of Common Stock. The Pre-Funded Warrant is exercisable in whole or in part by delivering to the Company a duly executed exercise notice and by payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise or, at the option of each holder, by means of a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Pre-Funded Warrant.

The Holder does not have the right to exercise any portion of the Pre-Funded Warrant if the Holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. The Holder may increase or decrease the beneficial ownership limitation up to 9.99%, provided, however, that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice of such change to the Company.

Common Warrants

The Common Warrant 1 and Common Warrant 2 are identical except with regard to their exercise price. The Common Warrant 1 has an exercise price of $0.68 per share of Common Stock and the Common Warrant 2 has an exercise price of $0.75 per share of Common Stock.

The Common Warrants are exercisable upon issuance and expire on the five-year anniversary of their date of issuance. The Common Warrants are exercisable, at the option of the Holder, in whole or in part by delivering to the Company a duly executed exercise notice and, at any time a registration statement registering the resale or other disposition of the shares of Common Stock underlying the Common Warrants under the Securities Act is effective and available for such shares, or an exemption from registration under the Securities Act is available for such shares, by payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise. If at the time of exercise more than six months after the issuance date there is no effective registration statement registering, or the prospectus contained therein is not available for the resale or other disposition of the shares of Common Stock underlying the Common Warrants, then the Common Warrants may also be exercised, in whole or in part, at such time by means of a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Common Warrants.

The Holder does not have the right to exercise any portion of the Common Warrants if the Holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to such exercise. The Holder may increase or decrease the beneficial ownership limitation up to 9.99%, provided, however, that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice of such change to the Company.

Registration Rights Agreement

In connection with the Amended Credit Agreement, on April 1, 2026, the Company amended and restated the registration rights agreement previously entered into with the Holder on September 12, 2025 (as amended and restated, the “Amended and Restated Registration Rights Agreement”), pursuant to which the Company has agreed to file one or more registration statements on Form S-3 covering the resale or other disposition of the Warrants and the shares of Common Stock issuable upon the exercise of the Warrants (collectively, the “Registrable Securities”). Pursuant to the Registration Rights Agreement, the Company has, among other things, agreed to: (i) file a registration statement covering the Registrable Securities no later than fifteen (15) days after the date the Company entered into the Amended and Restated Registration Rights Agreement (the “Filing Date”), (ii) cause such registration statement to be declared effective under the Securities Act as soon as reasonably practicable but, in any event, no later than seventy-five (75) days after the Filing Date (or thirty (30) days if the Securities and Exchange Commission (the “SEC”) does not review such registration statement), and (iii) use its best efforts to keep any such registration statement continuously effective until (a) the date that all of the Registrable Securities have been publicly sold by the Holder, (b) the date that all of the Registrable Securities have been previously sold in accordance with Rule 144, (c) such time as both (x) all of such Registrable Securities may be sold by the Holder without any restriction pursuant to Rule 144, including holding period, volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, and (y) the Holder, together with its affiliates, holds less than 3.0% of the Company’s then outstanding shares of Common Stock, or (d) five (5) years from the effective date of the first registration statement filed with the SEC registering for resale the Registrable Securities.

The foregoing descriptions of the form of Pre-Funded Warrant, form of Common Warrant 1, form of Common Warrant 2, and Amended and Restated Registration Rights Agreement are qualified in their entirety by reference to the full text of each respective agreement, a copy of which is attached hereto as Exhibits 4.1, 4.2, 4.3 and 10.3, respectively, and are incorporated in their entirety herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Amended Credit Agreement is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Warrants and the shares of Common Stock underlying the Warrants is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant.
4.2	Form of Common Warrant 1.
4.3	Form of Common Warrant 2.
10.1*^	Membership Interest Purchase Agreement, dated April 1, 2026, by and among Soluna DV Wind SponsorCo, LLC, Briscoe Wind Project Holdings I, LLC, JPM Capital Corporation and Morgan Stanley Wind LLC
10.2*^	Consent and Amendment No. 1 to the Credit Agreement and Amendment No. 1 to the Pledge Agreement, dated April 1, 2026, by and among the Company and the parties thereto.
10.3	Amended and Restated Registration Rights Agreement, dated April 2, 2026 between the Company and Generate Strategic Credit Master Fund I-B, L.P.
104	Cover Page Interactive Date File (embedded with the Inline XBRL document).

*	Annexes, schedules and/or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplementally a copy of any of the omitted schedules and exhibits to the SEC on a confidential basis upon request.
^	The Company has omitted portions of the referenced exhibit pursuant to Item 601(b) of Regulation S-K, because they (a) are not material and (b) are the type that the Company treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLUNA HOLDINGS, INC.

Date: April 3, 2026	By:	/s/ Michael Picchi
Michael Picchi
Chief Financial Officer
(principal financial officer)